Exhibit 99.1
Clarivate Announces its 2021 Adjusted Earnings Per Share Outlook
— Reaffirms full year 2020 and 2021 outlook —
London, U.K., November 25, 2020 – (PR Newswire) - Clarivate Plc (NYSE: CCC), a global leader in providing trusted information and insights to accelerate the pace of innovation, announced today its 2021 Adjusted diluted earnings per share (“Adjusted EPS”)1 outlook of $0.73 to $0.79. The Company previously provided its full year 2021 outlook at its November 10, 2020 Virtual Investor Day except for Adjusted EPS because it was still evaluating the tax impact of the CPA Global acquisition on Adjusted EPS.
Outlook for 2020 and 2021 (forward-looking statement)
The full year 2020 outlook presented below includes the fourth quarter of 2020 outlook for the acquisition of CPA Global, which was completed on October 1, 2020, and assumes no further currency movements, acquisitions, divestitures, or unanticipated events.
The Company has also presented below the full year 2020 outlook including the fourth quarter acquisition of CPA Global but excluding the full year 2020 financial results for Techstreet, which was divested on November 6, 2020. The 2020 outlook excluding Techstreet removes the full year 2020 projections of $58.0 million of revenue, $11 million of EBITDA and $10 million of free cash flow. Prior to its divestiture, Techstreet’s revenue for the first 10 months of 2020 was approximately $49 million and EBITDA of $9 million.
The below outlook includes Non-GAAP measures. Please see "Reconciliation to Certain Non-GAAP measures" presented below for important disclosure and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.

	2020 Outlook including fourth quarter of CPA Global	2020 Outlook including fourth quarter of CPA Global but excluding the full year of Techstreet[2]	2021 Outlook
Adjusted Revenues	$1.28B to $1.295B	$1.222B to $1.237B	$1.78B to $1.84B
Adjusted EBITDA	$480M to $495M	$469M to $484M	$785M to $825M
Adjusted EBITDA margin	37% to 38%	38% to 39%	44% to 45%
Adjusted diluted EPS	$0.55 to $0.61	$0.55 to $0.61	$0.73 to $0.79
Adjusted Free Cash Flow	$240M to $260M	$230M to $250M	$450M to $500M

Adjusted diluted EPS for 2020 is calculated based on approximately 453.3 million fully diluted weighted average shares outstanding. In connection with the closing of the CPA Global transaction, former CPA Global shareholders received approximately 218 million Clarivate ordinary shares on October 1. The 453.3 million fully diluted weighted average shares outstanding includes the fourth quarter weighted average of the approximately 218 million shares issued in the full year share calculation.
Average diluted EPS for 2021 is calculated based on approximately 631.0 million fully diluted weighted average shares outstanding and includes the full year impact of the ordinary shares issued in conjunction with the CPA Global transaction.
Use of Non-GAAP Financial Measures

Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
1Non-GAAP measure. Please see “Reconciliation to Certain Non-GAAP measures” in this press release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.
2Excludes the full year 2020 projected revenue of $58.0 million and projected EBITDA of $11.0 million for Techstreet.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures, such as Adjusted Revenues, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, and Standalone Adjusted EBITDA and net debt to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including our acquisition of CPA Global, the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are more fully discussed under the caption “Risk Factors” in our 2019 Annual Report on Form 10-K, in Part II, Item 1A of our quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2020, and in our current report on Form 8-K filed on June 19, 2020, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

About Clarivate
Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise. For more information, please visit clarivate.com.

Category: Earnings guidance
Source: Clarivate Plc

Investor Relations Contact
Mark Donohue, Head of Investor Relations

mark.donohue@clarivate.com
+1 (215) 243 2202

Media Contact
Tabita Seagrave, Head of Global Corporate Communications
media.enquiries@clarivate.com

The following table presents our calculation of Adjusted Revenues for the Outlook for 2020 and 2021 and a reconciliation of this measure to our Revenues, net for the same period:

	Year Ending December 31, 2020 (Forecasted)		Year Ending December 31, 2021 (Forecasted)
	Low	High	Low	High
Revenues, net	$1,280.0	$1,295.0	$1,780.0	$1,840.0
Adjusted revenues, net(1)	$1,280.0	$1,295.0	$1,780.0	$1,840.0
Techstreet(2)	58.0	58.0	$—	$—
Adjusted revenues, net, excluding Techstreet	$1,222.0	$1,237.0	$1,780.0	$1,840.0

(1)The Company is evaluating the purchase accounting impact, including the deferred revenue adjustment, related to the DRG acquisition.
(2)Techstreet was divested on November 6, 2020.

The following table presents our calculation of Adjusted EBITDA for the Outlook for 2020 and 2021 and reconciles this measure to our Net loss for the same period:

	Year Ending December 31, 2020 (Forecasted)		Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High	Low	High
Net income (loss)	$(165.1)	$(150.1)	$(7.5)	$32.5
Provision for income taxes	22.7	22.7	29.4	29.4
Depreciation and amortization	312.5	312.5	545.8	545.8
Interest, net	111.4	111.4	151.3	151.3
Transition, transition services agreement, and integration expense(1)	37.7	37.7	40.3	40.3
Transaction related costs(2)	118.1	118.1	—	—
Share-based compensation expense	37.6	37.6	26.0	26.0
Deferred revenue adjustment	7.7	7.7	—	—
Other	(2.6)	(2.6)	(0.3)	(0.3)
Adjusted EBITDA	$480.0	$495.0	$785.0	$825.0
Techstreet(3)	11.0	11.0	—	—
Adjusted EBITDA excluding Techstreet	$469.0	$484.0	$785.0	$825.0
Adjusted EBITDA margin	37%	38%	44%	45%
Adjusted EBITDA margin excluding Techstreet	38%	39%	—	—

(1)Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.
(2)Includes cost associated with merger and acquisition related activities.
(3)Techstreet was divested on November 6, 2020.

The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2020 and 2021 and reconciles these measures to our Net loss for the same period:

	Year Ending December 31, 2020 (Forecasted)		Year Ending December 31, 2021 (Forecasted)
	Low	High	Low	High
	Per Share	Per Share	Per Share	Per Share
Net income (loss)	$(0.19)	$(0.13)	$(0.01)	$0.05
Transition, transition services agreement, and integration expense(1)	0.11	0.11	0.07	0.07
Transaction related costs(2)	0.13	0.13	—	—
Share-based compensation expense	0.07	0.07	0.04	0.04
Amortization related to acquired intangible assets	0.48	0.48	0.68	0.68
Income tax impact of related adjustments	(0.05)	(0.05)	(0.05)	(0.05)
Adjusted Diluted EPS	$0.55	$0.61	$0.73	$0.79
Weighted average ordinary shares (Diluted)	453,258,347		631,043,005

(1)Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.
(2)Includes cost associated with merger and acquisition related activities.

The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2020 and 2021 and reconciles this measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2020 (Forecasted)		Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High	Low	High
Net cash provided by operating activities	$213.0	$223.0	$559.7	$609.7
Capital expenditures	(105.0)	(100.0)	(151.7)	(151.7)
Free Cash Flow	108.0	123.0	408.0	458.0
Transition, transition services agreement, and integration expense(1)	52.0	55.0	42.0	42.0
Transaction related costs(2)	80.0	82.0	—	—
Adjusted Free Cash Flow	$240.0	$260.0	$450.0	$500.0
Techstreet	10.0	10.0	—	—
Adjusted Free Cash Flow excluding Techstreet	$230.0	$250.0	$450.0	$500.0

(1)Includes cash payments related to restructuring and other cost optimization activities.
(2)Includes cash payments related to merger and acquisition related activities.